Exhibit 23.1

September 21, 2010

US Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form S-1 Registration Statement, dated September 23, 2010, relating to the financial statements of Empire Global Gaming, Inc. as of September 20, 2010 and for the period from May 11, 2010 (Date of Inception) through July 31, 2010.

/s/ Paritz & Company, P.A.
Paritz & Company, P.A.

Hackensack, NJ

15 Warren Street, Hackensack, NJ 07601
Phone (201) 342-7753 Fax (201) 342-7598 Fax